Exhibit 10.1

UNIFI, INC.

SECOND AMENDED AND RESTATED 2013 INCENTIVE COMPENSATION PLAN

UNIFI, INC.

SECOND AMENDED AND RESTATED 2013 INCENTIVE COMPENSATION PLAN

B-i

UNIFI, INC.

SECOND AMENDED AND RESTATED 2013 INCENTIVE COMPENSATION PLAN

1. Purpose. This Plan is an amendment and restatement of the Unifi, Inc. 2013 Incentive Compensation Plan. The effective date of this Plan is October 29, 2020, subject to shareholder approval of the amended and restated Plan. The Plan is designed to support the overall compensation philosophy and objectives of the Company to (a) attract and retain persons eligible to participate in the Plan; (b) motivate Participants, by means of appropriate equity-based incentives, to achieve performance goals; (c) provide incentive compensation opportunities that are competitive with those of other similar companies; and (d) provide the Company the ability to further align Participants’ interests with those of the Company’s shareholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company, including the growth in value of the Company’s equity and the enhancement of long-term shareholder return. The Plan is also intended to allow for grants of stock incentives to compensate non-employee members of the Company’s Board of Directors.

2. Definitions. As used in the Plan, the following terms have the meanings indicated:

(a) “Act” means the Securities Exchange Act of 1934, as amended.

(b) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

(c) “Applicable Withholding Taxes” means the aggregate amount of federal, state and local income and employment taxes that an Employer is required to withhold in connection with any award of Performance Shares, any lapse of restrictions on Restricted Stock, any compensatory dividends paid on Restricted Stock, any vesting of Restricted Stock Units or Performance Share Units, or any exercise of a Nonstatutory Stock Option or Stock Appreciation Right.

(d) “Award” means any Incentive Award or Director Award.

(e) “Beneficial Owner” (and variants thereof) has the meaning given in Rule 13d-3 promulgated under the Act and, only to the extent such meaning is more restrictive than the meaning given in Rule 13d-3, the meaning determined in accordance with Code section 318(a).

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” shall have the meaning ascribed to it in any agreement to which a Participant and the Company are parties, and if the Participant and the Company are not parties to an agreement in which “cause” is defined, the term “Cause” means (i) the continued willful failure by the Participant to substantially perform the Participant’s duties to the Company, (ii) the willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Company or (iii) the Participant’s material breach of any noncompetition, nonsolicitation, confidentiality or similar covenant to which the Participant may be subject from time to time in connection with the Participant’s employment with the Company.

(h) “Change of Control” means, the occurrence of any of the following events:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of either (A) the combined fair market value of the then outstanding stock of the Company (the “Total Fair Market Value”) or (B) the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company

(the “Total Voting Power”); excluding, however, the following: (1) any acquisition by the Company or any of its Controlled Affiliates, (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Controlled Affiliates, (3) any Person who becomes such a Beneficial Owner in connection with a transaction described in the exclusion within subsection (iv) below and (4) any acquisition of additional stock or securities by a Person who owns more than 50% of the Total Fair Market Value or Total Voting Power of the Company immediately prior to such acquisition; or

(ii) any Person is or becomes the Beneficial Owner, directly or Indirectly, of securities of the Company that, together with any securities acquired directly or indirectly by such Person within the immediately preceding twelve-consecutive month period, represent 30% or more of the Total Voting Power of the Company; excluding, however, any acquisition described in subclauses (1) through (4) of subsection (i) above; or

(iii) a change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such individuals shall be hereinafter referred to as the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition, that any individual who becomes a director subsequent to the Effective Date, whose election, or nomination for election by the Company’s shareholders, was made or approved by a vote of at least a majority of the Incumbent Directors (or directors whose election or nomination for election was previously so approved) shall be considered an Incumbent Director; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person or legal entity other than the Board shall not be considered an Incumbent Director; provided finally, however, that, as of any time, any member of the Board who has been a director for at least twelve (12) consecutive months immediately prior to such time shall be considered an Incumbent Director for purposes of this definition, other than for the purpose of the first proviso of this definition; or

(iv) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company or a sale or other disposition of the assets of the Company that have a total gross fair market value equal to or greater than 40% of the total gross fair market value of the assets of the Company immediately prior to such acquisition (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which all or substantially all of the individuals and entities who are the Beneficial Owners, respectively, of the outstanding Company Stock and Total Voting Power immediately prior to such Corporate Transaction will Beneficially Own, directly or indirectly, more than 50%, respectively, of the outstanding Company Stock and the combined voting power of the then outstanding Company Stock and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the company resulting from such Corporate Transaction (including, without limitation, a company that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the outstanding Company Stock and Total Voting Power, as the case may be.

Notwithstanding anything in this Section 2(h) to the contrary, an event that does not constitute a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, each as defined in Section 1.409A-3(i)(5) of the Treasury Regulations, shall not constitute a Change of Control for purposes of this Plan.

(i) “Code” means the Internal Revenue Code of 1986, as amended.

(j) “Consultant” means a Service Provider who is not an Employee or Independent Director.

(k) “Control” (and variants thereof) has the meaning specified in Rule 12b-2 promulgated under the Act.

(l) “Committee” means the Compensation Committee of the Board (or any successor Board committee designated by the Board to administer the Plan), provided that, if any member of the Compensation Committee does not qualify as (i) a non-employee director for purposes of Rule 16b-3 promulgated under the Act, and (ii) an independent director for purposes of the rules of the principal exchange on which Company Stock is traded, the remaining members of the Committee who do so qualify (but not less than two members) shall be constituted as a subcommittee to act as the Committee for purposes of the Plan.

(m) “Company” means Unifi, Inc., a New York corporation, and any successor corporation.

(n) “Company Stock” means the common stock of the Company, par value $0.10 per share. In the event of a change in the capital structure of the Company (as provided in Section 15), the shares resulting from the change shall be deemed to be Company Stock within the meaning of the Plan.

(o) “Date of Grant” means (i) with respect to a Non-Option Award, the date on which the Committee (or, with respect to a Director Award, the Board) grants the award; (ii) with respect to a Nonstatutory Option or Stock Appreciation Right, the date on which the Committee (or, with respect to a Director Award, the Board) completes the corporate action necessary to create a legally binding right constituting the Nonstatutory Stock Option or Stock Appreciation Right; or (iii) with respect to an Incentive Stock Option, the date on which the Committee completes the corporate action constituting an offer of stock for sale to a Participant under the terms and conditions of the Incentive Stock Option. With respect to any Award, the Committee (and, with respect to any Director Award, the Board) may specify a future date on which the Award is to be granted or to become effective.

(p) “Director Award” means any Nonstatutory Option, Stock Appreciation Right, share of Restricted Stock, Vested Share, Vested Share Unit, Restricted Stock Unit or Performance Share Unit awarded to an Independent Director under the Plan.

(q) “Disability” means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other Awards, Disability (or variants thereof) means, unless otherwise provided in the Grant Agreement with respect to the Award,

(i) the Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or entitlement to and receipt of disability benefits under a disability insurance program of the Company that pays benefits on the basis of the foregoing definition;

(ii) the Participant is, by reason of a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving either (A) income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or (B) disability benefits under a disability insurance program that pays benefits on the basis of the foregoing definition; or

(iii) The Participant is determined to be totally disabled by the Social Security Administration.

The Committee (or, with respect to a Director Award, the Board) shall determine whether a Disability exists and the determination shall be conclusive.

(r) “Effective Date” means the date described in Section 22.

(s) “Employee” means an individual employed by the Company or a Related Company as a common-law employee.

(t) “Employer” means the Company or Related Company with respect to which an Employee provides services.

(u) “Fair Market Value” means:

(i) if the Company Stock is at the time listed or admitted to trading on any stock exchange, the “Fair Market Value” shall be the mean between the lowest and highest reported sale prices of the Company Stock on the date in question on the principal exchange on which the Company Stock is then listed or admitted to trading. If no reported sale of Company Stock takes place on the date in question on the principal exchange, then the mean between the lowest and highest reported sale prices of the Company Stock on the closest date prior to the date in question on the principal exchange shall be determinative of “Fair Market Value”;

(ii) if the Company Stock is not at the time listed or admitted to trading on a stock exchange, the “Fair Market Value” shall be the mean between the lowest and highest reported sale prices of the Company Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Company Stock in such market; or

(iii) if the Company Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the “Fair Market Value” shall be as determined in good faith by the Committee.

(v) “Fiscal Year” means the fiscal period used by the Company for reporting taxes on its income under the Code.

(w) “Grant Agreement” means the written agreement between the Company and a Participant containing the terms and conditions with respect to an Award.

(x) “Good Reason” shall have the meaning ascribed to it in any agreement to which a Participant and the Company are parties, and if the Participant and the Company are not parties to an agreement in which “good reason” is defined, the term “Good Reason” means (i) a material reduction (without the Participant’s express written consent) in the Participant’s title or responsibilities; (ii) a material reduction in the Participant’s base salary or annual incentive compensation opportunity; or (iii) the Company’s requiring the Participant to relocate to an employment location that is more than fifty (50) miles from the Participant’s then current employment location.

(y) “Independent Director” means a member of the Board who satisfies the requirements for a non-employee director as provided in Section 16(b) of the Act.

(z) “Incentive Award” means any Performance Share, Option, Stock Appreciation Right, share of Restricted Stock, Vested Share, Vested Share Unit, Restricted Stock Unit or Performance Share Unit awarded to a Service Provider under the Plan.

(aa) “Incentive Stock Option” means an Option (i) intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422 and (ii) that meets such requirements.

(bb) “Non-Option Award” means an Award other than an Option or Stock Appreciation Right.

(cc) “Nonstatutory Stock Option” means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

(dd) “Option” means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with Section 9.

(ee) “Participant” means any Service Provider or Independent Director who receives an Award under the Plan.

(ff) “Performance Criteria” means the performance of the Company, any Related Company, any subsidiary, division, business unit thereof, or any individual using one or more of the following measures or any other measures selected by the Committee, in each case, either on an operating or GAAP basis where applicable (or on the basis of such other standards as may replace or succeed GAAP), adjusted to include or exclude one or more nonrecurring, operating, non-operating or other items as applicable, and including measuring the performance of any of the following relative to a defined peer group of companies or an index: market value of the Company Stock; pre-tax profits; unit production costs; asset growth; pre-tax earnings; debt to equity ratio; earnings per share; revenues; operating income; operating costs and efficiencies; operating cash flow; net income, before or after taxes; net income before income taxes, incentive payments and accounting for minority interest; return on total capital, equity, revenue or assets; market share; unit production and sales volume; earnings before interest, taxes, depreciation, rent and amortization expenses; earnings before interest, taxes, depreciation and amortization; earnings before interest and taxes; any of the prior measures or earnings before taxes and unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue or return on total capital; net earnings; profit margin; operating margin; operating income; net worth; cash flow; cash flow per share; total shareholder return; revenues; capital expenditures; improvements in capital structure; industry indices; expenses and expense ratio management; debt reduction; profitability of an identifiable business unit or product; or levels of expense, cost or liability by category, operating unit or any other delineation. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Criteria unsuitable, the Committee may in its discretion modify such Performance Criteria or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

(gg) “Performance Goal” means an objectively determinable performance goal established by the Committee that relates to one or more Performance Criteria.

(hh) “Performance Share” means a right to receive a share of Company Stock subject to the satisfaction of performance conditions as set forth in Section 6.

(ii) “Performance Share Unit” means a right to receive Company Stock or cash awarded upon the terms and subject to grant and vesting conditions as set forth in Section 8.

(jj) “Person” shall have the meaning given in Section 3(a)(9) of the Act, as modified by Sections 13(d) and 14(d) of the Act, and only to the extent such meaning is more restrictive than the meaning given in Section 3(a)(9) of the Act (as modified above), the meaning determined in accordance with Sections 1.409A-3(i)(5)(v)(B), (vi)(D) or (vii)(C) of the Treasury Regulations (or any successor provisions), as applicable.

(kk) “Plan” means this Unifi, Inc. Second Amended and Restated 2013 Incentive Compensation Plan, as it may be amended from time to time.

(ll) “Related Company” means, (i) for purposes of determining eligibility to receive an Incentive Stock Option, any “parent corporation” with respect to the Company within the meaning of Code section 424(e) or any “subsidiary corporation” with respect to the Company within the meaning of Code section 424(f); (ii) for purposes of determining eligibility to receive a Nonstatutory Stock Option or Stock Appreciation Right, any corporation or other entity in a chain of corporations or other entities in which each corporation or other entity has a controlling interest (within the meaning of Section 1.409A-1(b)(5)(E)(1) of the Treasury Regulations (or any successor provision)) in another corporation or other entity in the chain, beginning with a corporation or other entity in which the Company has a controlling interest; and (iii) for all other purposes under the Plan, any corporation, trade or business that would be required to be treated as a single employer with the Company under Code sections 414(b) or (c), provided that, in applying Code sections 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations, or in applying Section 1.414(c)-2 of the Treasury Regulations for purposes of determining trades or businesses under common control, the phrase “at least 50%” shall replace the phrase “at least 80%” each time it appears in those sections.

(mm) “Repricing” means, with respect to an Option or Stock Appreciation Right, any of the following: (i) the lowering of the exercise price after the Date of Grant; (ii) the taking of any other action that is treated as a repricing under generally accepted accounting principles; or (iii) the cancellation of the Option or Stock Appreciation Right at a time when its exercise price (or, with respect to the Stock Appreciation Right, the Fair Market Value of the Company Stock covered by the Stock Appreciation Right on the Date of Grant) exceeds the Fair Market Value of the underlying Company Stock in exchange for any other Award, unless the cancellation and exchange occurs in connection with a Corporate Event (as defined in Section 16 below).

(nn) “Restricted Stock” means Company Stock awarded upon the terms and subject to restrictions as set forth in Section 7.

(oo) “Restricted Stock Unit” means a right to receive Company Stock or cash awarded upon the terms and subject to vesting conditions as set forth in Section 8.

(pp) “Retirement” means, unless otherwise provided in the Grant Agreement for a particular Award, a Participant’s termination of employment or other separation from service on or after age 65.

(qq) “Rule 16b-3” means Rule 16b-3 promulgated under the Act, as amended from time to time.

(rr) “Service Provider” means an Employee, Consultant or other natural person employed by or providing bona fide services to the Company or a Related Company, excluding any Independent Director.

(ss) “Stock Appreciation Right” means a right to receive Company Stock or cash granted under Section 10.

(tt) “Tandem Right” means a kind of Stock Appreciation Right granted in connection with a Nonstatutory Stock Option as described in Section 10.

(uu) “Ten Percent Shareholder” means a person who owns, directly or indirectly, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Related Company. Indirect ownership of stock shall be determined in accordance with Code section 424(d).

(vv) “Treasury Regulations” mean the final, temporary or proposed regulations issued by the Treasury Department and/or Internal Revenue Service as codified in Title 26 of the United States Code of Federal Regulations. Any references made in the Plan to specific Treasury Regulations shall also refer to any successor or replacement regulations thereto.

(ww) “Vested Share” means a share of Company Stock awarded upon the terms set forth in Section 11.

(xx) “Vested Share Unit” means a right to receive a share of Company Stock awarded upon the terms set forth in Section 11.

3. General. The following types of Awards may be granted under the Plan: Performance Shares, shares of Restricted Stock, Vested Shares, Vested Share Units, Restricted Stock Units, Performance Share Units, Options, or Stock Appreciation Rights. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

4. Stock.

(a) Reserve. Subject to Section 15, the number of shares of Company Stock with respect to which Awards may be granted under the Plan during the term of the Plan beginning on the Effective Date shall be eight hundred fifty thousand (850,000) shares of Company Stock, which shall be authorized but unissued shares.

(b) Share Use. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in the number of shares of Company Stock available under Section 4(a) or in any award granted hereunder if the number of shares of Company Stock actually delivered differs from the number of shares previously counted in connection with an award, provided such counting procedures comply with the requirements of this Section 4(b). Shares of Company Stock subject to an award that is canceled, expired, forfeited, settled in cash or is otherwise terminated without a delivery of shares of Company Stock to a Participant will again be available for awards. Shares of Company Stock withheld in payment of the exercise price or taxes relating to an award and shares of Company Stock surrendered in payment of any exercise price or taxes relating to an award shall be considered shares of Company Stock delivered to the Participant and shall not be available for awards under the Plan. In addition, if the amount payable upon exercise of a Stock Appreciation Right is paid in Company Stock, the total number of shares of Company Stock subject to the Stock Appreciation Right shall be considered shares of Company Stock delivered to the Participant (regardless of the number of shares actually delivered to the Participant) and shall not be available for awards under the Plan.

Shares of Company Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards under the plans or arrangements of another entity shall not reduce the maximum number of shares of Company Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company acquiring another entity (or an interest in another entity).

Shares of Company Stock may be issued under this Plan without cash consideration.

5. Eligibility.

(a) Incentive Awards. All present and future Service Providers of the Company or any Related Company (whether now existing or hereafter created or acquired) who have contributed or who can be expected to contribute significantly to the Company or a Related Company shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in Section 18, to select eligible Service Providers to receive Incentive Awards and to determine for each Service Provider the nature of the award and the terms and conditions of each Incentive Award.

(b) Director Awards. All present and future Independent Directors shall be eligible to receive Director Awards under the Plan. The Board shall have the power and complete discretion to select eligible Independent Directors to receive Director Awards and to determine for each Independent Director the nature of the award and the terms and conditions of each Director Award.

(c) No Contract of Employment or Services. The grant of an Award shall not obligate the Company or any Related Company to pay any Service Provider or Independent Director any particular amount of remuneration, to continue the employment or services of the Service Provider or Independent Director after the grant or to make further grants to the Service Provider or Independent Director at any time thereafter.

(d) Awards to International Employees. When granting Awards to Service Providers or Independent Directors who are not United States residents, the Committee (or with respect to Director Awards, the Board) shall have complete discretion and authority to grant such Awards in compliance with all present and future laws of the country or countries with laws that may apply to the grant of the Award or the issuance of Company Stock pursuant to the Award. Such authorization shall extend to and include establishing one or more separate sub-plans that include provisions not inconsistent with the Plan that comply with statutory or regulatory requirements imposed by the country or countries in which the Participant resides.

6. Performance Shares.

(a) The Committee may grant Performance Shares to eligible Service Providers. Whenever the Committee grants Performance Shares, a Grant Agreement shall be given to the Service Provider stating the number of Performance Shares granted and the terms and conditions to which the Award of Performance Shares is subject, and, at that time, the Service Provider shall become a Participant.

(b) The Committee may reserve the right in a Grant Agreement to settle all or any portion of an award of Performance Shares in cash instead of shares of Company Stock, with the cash portion to be determined based on the Fair Market Value as of the date of payment of the shares of Company Stock otherwise payable under the award, or to allow the Participant to defer payment under the award, subject to such terms as the Committee may determine in accordance with Code section 409A.

(c) A Participant shall have no rights as a shareholder until shares of Company Stock are issued under the Performance Share award and all requirements with respect to the issuance of such shares have been satisfied.

(d) A Participant’s interest in an award of Performance Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered.

(e) Each Participant who is an Employee may be required to agree at the time of receiving an Award of Performance Shares, and as a condition thereof, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, the Employer may delay issuing a stock certificate to the Participant. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. In addition, (i) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (ii) the Participant may elect to have his or her Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (iii) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

7. Restricted Stock Awards.

(a) The Committee may grant Restricted Stock to eligible Service Providers. Whenever the Committee deems it appropriate to grant Restricted Stock, a Grant Agreement shall be given to the Service Provider stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject, and, at that time, the Service Provider shall become a Participant.

(b) The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (c) below shall lapse. The terms and conditions may include the continued performance of services or the achievement of performance conditions measured on an individual, corporate or other basis, or any combination thereof. A Restricted Stock Award, the vesting of which is not conditioned on the achievement Performance Goals or other performance conditions, shall have a vesting period of not less than three (3) years from the Date of Grant of the Restricted Stock Award. A Restricted Stock Award, the vesting of which is conditioned on the achievement of Performance Goals or other performance conditions, shall not vest less than one (1) year from the Date of Grant. Notwithstanding the preceding two sentences, the Committee may, in its discretion and without limitation, provide in the Grant Agreement that restrictions will lapse prior to the expiration of the service or performance period as a result of the Disability, death or Retirement of the Participant or the occurrence of a Change of Control.

(c) No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of until the restrictions on the shares established by the Committee have lapsed or been removed.

(d) Upon the acceptance by a Participant of an award of Restricted Stock, the Participant shall, subject to the restrictions set forth in subsection (c) above, have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote the shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon; provided, however, dividends and other distributions paid with respect to shares of Restricted Stock may be paid to the Participant only to the extent the restrictions on the shares of Restricted Stock have lapsed or been removed, and any dividends and other distributions paid with respect to shares of Restricted Stock that do not become vested shall be forfeited. Certificates representing Restricted Stock may be held by the Company until the restrictions lapse and, upon request, the Participant shall provide the Company with appropriate stock powers endorsed in blank.

(e) Each Participant who is an Employee may be required to agree at the time of receiving an Award of Restricted Stock, and as a condition thereof, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, the Employer may delay issuing a stock certificate to the Participant. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. In addition, (i) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (ii) the Participant may elect to have his or her Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (iii) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

8. Performance Share Units and Restricted Stock Units.

(a) The Committee may grant Performance Share Units and Restricted Stock Units to eligible Service Providers. Whenever the Committee deems it appropriate to grant Performance Share Units or Restricted Stock Units, a Grant Agreement shall be given to the Service Provider stating the number of Performance Share Units or Restricted Stock Units granted and the terms and conditions to which the Performance Share Units or Restricted Stock Units are subject, and, at that time, the Service Provider shall become a Participant.

(b) The Committee shall establish as to each award of Performance Share Units the terms and conditions upon which the Performance Share Units shall be earned, vest and be paid. The issuance and vesting of Performance Share Units may be conditioned on the achievement of performance conditions measured on an individual, corporate, or other basis, or any combination thereof and on the continued performance of services. The Committee shall establish as to each award of Restricted Stock Units the terms and conditions upon which the Restricted Stock Units shall vest and be paid. Vesting may be conditioned on the continued performance of services or the achievement of performance conditions measured on an individual, corporate, or other basis, or any combination thereof. A Restricted Stock Unit, the vesting of which is not conditioned on the achievement of Performance Goals or other performance conditions, shall not have a vesting period of less than three (3) years from the Date of Grant of the Restricted Stock Unit. A Performance Share Unit or Restricted Stock Unit, the vesting of which is conditioned on the achievement of Performance Goals or other performance conditions, shall not vest less than one (1) year from the Date of Grant. Notwithstanding the foregoing, the Committee may, in its discretion and without limitation, provide in the Grant Agreement that restrictions will expire as a result of one or more of the Disability, death or Retirement of the Participant or the occurrence of a Change of Control.

(c) Performance Share Units and Restricted Stock Units may be paid in cash, Company Stock, or a fixed combination of Company Stock or cash as provided in the Grant Agreement, or the Committee may reserve the right to determine the manner of payment at the time the Performance Share Units or Restricted Stock Units become payable. The delivery of Company Stock in payment of Performance Share Units or Restricted Stock Units may be subject to additional conditions established in the Grant Agreement.

(d) A Participant who receives Performance Share Units or Restricted Stock Units payable in Company Stock shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied. The Committee may, in its discretion, provide that a Participant shall be entitled to receive dividend equivalents on outstanding Performance Share Units or Restricted Stock Units. Dividend equivalents may be (i) paid in cash, (ii) credited to the Participant as additional Performance Share Units or Restricted Stock Units, or (iii) a fixed combination of cash and additional Performance Share Units or Restricted Stock Units as provided in the Grant Agreement; provided, however, dividend equivalents with respect to Performance Share Units may be paid to the Participant only to the extent the Performance Goals or other performance conditions applicable to the Performance Share Units are achieved and dividend equivalents with respect to Restricted Stock Units may be paid to the Participant only if the Restricted Stock Units become vested, and any dividends and other distributions paid with respect to Performance Share Units or Restricted Stock Units that are not earned or become vested shall be forfeited.

(e) A Participant’s interest in Performance Share Units or Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered.

(f) Whenever payments under Performance Share Units or Restricted Stock Units are to be made in cash to a Participant who is an Employee, his or her Employer shall be entitled to withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant who is an Employee may be required to agree as a condition of receiving Performance Share Units or Restricted Stock Units payable in the form of Company Stock to pay to his or her Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, the Employer may delay issuing a stock certificate to the Participant. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. In addition, (i) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (ii) the Participant may elect to have his or her Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (iii) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

9. Stock Options.

(a) The Committee may grant Options to eligible Service Providers. Whenever the Committee grants Options, a Grant Agreement shall be given to the Service Provider stating the number of shares for which Options are granted, the Option exercise price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, the extent, if any, to which associated Stock Appreciation Rights are granted, and the conditions to which the grant and exercise of the Options are subject, and, at that time, the Service Provider shall become a Participant.

(b) The exercise price of shares of Company Stock covered by an Option shall not be, and shall never become, less than 100% of the Fair Market Value of the shares on the Date of Grant, except as may be provided in Section 15 (regarding certain changes affecting Company Stock). If the Participant is a Ten Percent Shareholder and the Option is intended to qualify as an Incentive Stock Option, the exercise price shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant.

(c) Options may be exercised in whole or in part at the times as may be specified by the Committee in the Participant’s Grant Agreement; provided that no Option may be exercised after the expiration of ten (10) years from the Date of Grant. If the Participant is a Ten Percent Shareholder and the Option is intended to qualify as an Incentive Stock Option, the Option may not be exercised after the expiration of five (5) years from the Date of Grant.

(d) Options shall not be transferable except to the extent specifically provided in the Grant Agreement in accordance with applicable securities laws, provided in no event shall Options be transferable to third-party financial institutions. Incentive Stock Options, by their terms, shall not be transferable except by will or the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant.

(e) Options that are intended to qualify as Incentive Stock Options shall be granted only to Employees who meet the eligibility requirements of Section 5.

(f) Options that are intended to qualify as Incentive Stock Options shall, by their terms, not be exercisable after the first to occur of (i) ten (10) years from the Date of Grant (five (5) years if the Participant to whom the Option has been granted is a Ten Percent Shareholder), (ii) three (3) months following the date of the Participant’s termination of employment with the Company and all Related Companies for reasons other than Disability or death, or (iii) one (1) year following the date of the Participant’s termination of employment on account of Disability or death.

(g) Options that are intended to qualify as Incentive Stock Options shall, by their terms, be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined as of the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the Plan Year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the

Company and all Related Companies shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose any conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a Plan Year exceed the Limitation Amount, the excess Options shall be treated as Nonstatutory Stock Options to the extent permitted by law.

(h) A Participant who purchases shares of Company Stock under an Option shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied.

(i) Options may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. The notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, the Participant (i), unless prohibited by law, may deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option or the Committee in its discretion, Applicable Withholding Taxes, (ii) may deliver shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, (iii) may cause to be withheld from the Option shares, shares of Company Stock (valued at their Fair Market Value on the date of exercise) in satisfaction of all or any part of the exercise price, or (iv) may use any other methods of payment as the Committee, at its discretion, deems appropriate. Until the Participant has paid the exercise price and any Applicable Withholding Taxes, no stock certificate shall be issued.

(j) Each Participant who is an Employee may be required to agree as a condition of the exercise of an Option to pay to his or her Employer, or make arrangements satisfactory to his or her Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued upon the exercise of an Option. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. In addition, (i) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (ii) the Participant may elect to have his or her Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (iii) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

(k) Unless specifically provided in the discretion of the Committee in a writing that references and supersedes this Section 9(k), (i) no Modification shall be made in respect to any Option if such Modification would result in the Option constituting a deferral of compensation, and (ii) no Extension shall be made in respect to any Option if such Extension would result in the Option having an additional deferral feature from the Date of Grant, in each case within the meaning of applicable Treasury Regulations under Code section 409A. Subject to the remaining part of this paragraph (k), (A) a “Modification” means any change in the terms of the Option (or change in the terms of the Plan or applicable Grant Agreement) that may provide the holder of the Option with a direct or indirect reduction in the exercise price of the Option, regardless of whether the holder in fact benefits from the change in terms; and (B) an “Extension” means any of (1) the provision to the holder of an additional period of time within which to exercise the Option beyond the time originally prescribed, (2) the conversion or exchange of the Option for a legally binding right to compensation in a future taxable year, (3) the addition of any feature for the deferral of compensation to the terms of the Option, or (4) any renewal of the Option that has the effect of any of (1) through (3) above. Notwithstanding the preceding sentence, it shall not be a Modification or an Extension, respectively, to change the terms of an Option in accordance with Section 18, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other generally applicable guidance under Code section 409A as not resulting in a Modification or Extension for purposes of that section. In particular, it shall not be an Extension to extend the exercise period of an Option to a date no later than the earlier of (x) the latest date upon which the Option could have expired by its original terms under any circumstances or (y) the tenth (10th) anniversary of the original Date of Grant.

10. Stock Appreciation Rights.

(a) The Committee may grant Stock Appreciation Rights to eligible Service Providers. Whenever the Committee grants Stock Appreciation Rights, a Grant Agreement shall be given to the Service Provider stating the number of shares with respect to which Stock Appreciation Rights are granted, the extent, if any, to which the Stock Appreciation Rights are granted in connection with all or any part of a Nonstatutory Stock Option (“Tandem Rights”), and the conditions to which the grant and exercise of the Stock Appreciation Rights are subject, and, at that time, the Service Provider shall become a Participant.

(b) Stock Appreciation Rights (other than Tandem Rights) shall entitle the Participant, upon exercise of all or any part of the Stock Appreciation Rights, to receive in exchange from the Company an amount equal to the excess of (i) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Right over (ii) the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right.

(c) Tandem Rights shall entitle the Participant, upon exercise of all or any part of the Tandem Rights, to surrender to the Company unexercised that portion of the underlying Nonstatutory Stock Option relating to the same number of shares of Company Stock as is covered by the Tandem Right (or the portion of the Tandem Right so exercised) and to receive in exchange from the Company an amount equal to the excess of (i) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered portion of the underlying Nonstatutory Stock Option over (ii) the exercise price of the Company Stock covered by the surrendered portion of the underlying Nonstatutory Stock Option.

(d) Upon the exercise of a Tandem Right and surrender of the related portion of the underlying Nonstatutory Stock Option, the Nonstatutory Stock Option, to the extent surrendered, shall not thereafter be exercisable.

(e) Subject to any further conditions upon exercise imposed by the Committee, a Tandem Right shall be granted on the same Date of Grant as the related Nonstatutory Stock Option, be transferable only to the extent that the related Nonstatutory Stock Option is transferable, be exercisable only to the extent that the related Nonstatutory Stock Option is exercisable and shall expire no later than the date on which the related Nonstatutory Stock Option expires.

(f) The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

(g) Stock Appreciation Rights shall not be transferable except to the extent specifically provided in the Grant Agreement in accordance with applicable securities laws, provided in no event shall Stock Appreciation Rights be transferable to third-party financial institutions.

(h) Stock Appreciation Rights may be exercised in whole or in part at the times as may be specified by the Committee in the Participant’s Grant Agreement; provided that no Stock Appreciation Right may be exercised after the expiration of ten (10) years from the Date of Grant.

(i) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right (or, in the case of a Tandem Right, only to the extent it exceeds the exercise price of the Company Stock covered by the underlying Nonstatutory Stock Option).

(j) The manner in which the Company’s obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Grant Agreement. The Grant Agreement may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

(k) A Participant who acquires shares of Company Stock upon exercise of a Stock Appreciation Right shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Grant Agreement and all requirements with respect to the issuance of such shares have been satisfied.

(l) Stock Appreciation Rights may be exercised by the Participant giving written notice of the exercise to the Company, stating the number of Stock Appreciation Rights the Participant has elected to exercise.

(m) Whenever payments upon exercise of Stock Appreciation Rights are to be made in cash to a Participant who is an Employee, the Employer will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant who is an Employee shall agree as a condition of receiving Stock Appreciation Rights payable in the form of Company Stock to pay to his or her Employer, or make arrangements satisfactory to his or her Employer regarding the payment to the Employer of, Applicable Withholding Taxes. Until the amount has been paid or arrangements satisfactory to the Employer have been made, no stock certificate shall be issued to the Participant. Payment to the Employer in satisfaction of Applicable Withholding Taxes may be in cash. In addition, (i) payment to the Employer in satisfaction of Applicable Withholding Taxes may be made in shares of Company Stock (valued at their Fair Market Value as of the date of payment) to which the Participant has good title, free and clear of all liens and encumbrances; (ii) the Participant may elect to have his or her Employer retain that number of shares of Company Stock (valued at their Fair Market Value as of the date of such retention) that would satisfy all or a specified portion of the Applicable Withholding Taxes; or (iii) unless prohibited by law, the Participant may deliver irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or loan proceeds with respect to the sale of Company Stock or a loan secured by Company Stock, the amount necessary to pay the Applicable Withholding Taxes.

(n) Unless specifically provided in the discretion of the Committee in a writing that references and supersedes this Section 10(n), (i) no Modification shall be made in respect to any Stock Appreciation Right if such Modification would result in the Stock Appreciation Right constituting a deferral of compensation, and (ii) no Extension shall be made in respect to any Stock Appreciation Right if such Extension would result in the Stock Appreciation Right having an additional deferral feature from the Date of Grant, in each case within the meaning of applicable Treasury Regulations under Code section 409A. Subject to the remaining part of this subsection (n), (A) a “Modification” means any change in the terms of the Stock Appreciation Right (or change in the terms of the Plan or applicable Grant Agreement) that may provide the holder of the Stock Appreciation Right with a direct or indirect reduction in the exercise price of the Stock Appreciation Right, regardless of whether the holder in fact benefits from the change in terms; and (B) an “Extension” means any of (1) the provision to the holder of an additional period of time within which to exercise the Stock Appreciation Right beyond the time originally prescribed, (2) the conversion or exchange of the Stock Appreciation Right for a legally binding right to compensation in a future taxable year, (3) the addition of any feature for the deferral of compensation to the terms of the Stock Appreciation Right, or (4) any renewal of the Stock Appreciation Right that has the effect of any of (1) through (3) above. Notwithstanding the preceding sentence, it shall not be a Modification or an Extension, respectively, to change the terms of a Stock Appreciation Right in accordance with Section 18, or in any of the other ways or for any of the other purposes provided in applicable Treasury Regulations or other generally applicable guidance under Code section 409A as not resulting in a Modification or Extension for purposes of that section. In particular, it shall not be an Extension to extend the exercise period of a Stock Appreciation Right to a date no later than the earlier of (x) the latest date upon which the Stock Appreciation Right could have expired by its original terms under any circumstances or (y) the tenth (10th) anniversary of the original Date of Grant.

11. Director Awards.

(a) General. The Board may grant Director Awards to Independent Directors in the form of shares of Restricted Stock, Restricted Stock Units, Performance Share Units, Nonstatutory Options or Stock Appreciation Rights as provided in Sections 7 through 10 above, or in the form of Vested Shares or Vested Shares Units as provided in paragraph (b) below. The Board may also grant to Consultants awards in the same forms as Director Awards. Whenever the Board grants shares of Restricted Stock, Restricted Stock Units, Performance Share Units, Nonstatutory Options or Stock Appreciation Rights to an Independent Director, notice shall be given to the Independent Director stating the type of award being made, the number of shares with respect to which the award is granted and the terms and conditions to which the award and (where applicable) the exercise of the award is subject. This notice shall become the Grant Agreement between the Company and the Independent Director and, at that time, the Independent Director shall become a Participant. Restricted Stock, Restricted Stock Units, Performance Share Units, Nonstatutory Options or Stock Appreciation Rights granted to Independent Directors shall otherwise be subject to the terms of the Plan applicable to each type of award as set forth in Sections 7 through 10 above; provided, however, that, notwithstanding anything in Section 7(b) or 8(b) to the contrary, any service or performance period with respect to Restricted Stock, Restricted Stock Units or Performance Share Units granted to Independent Directors or Consultants shall not be less than six (6) consecutive months in length; and provided further, that where context reasonably requires, references throughout Sections 7 through 10 above to the “Committee” shall be read instead as references to the Board wherever the award is to be granted to an Independent Director. The Board shall have all the same rights and powers with respect to the administration of Director Awards as the Committee has with respect to Incentive Awards as provided in Section 18 below (provided that the Board may not delegate its authority with respect to the granting of Director Awards pursuant to Section 18(a)(viii)), and the Board shall be subject to the same limitations with respect to the modification and Repricing of outstanding Director Awards as provided therein.

(b) Vested Shares and Vested Share Units. The Board may grant Vested Shares and Vested Shared Units to Independent Directors or Consultants. Vested Shares shall be immediately transferable (subject to compliance with any applicable securities laws), and the Participant receiving an award of Vested Shares shall have all the rights of a shareholder with respect to such shares as of the Date of Grant. Vested Share Units shall represent the vested right to receive shares of Company Stock at the time specified in the Grant Agreement for the Vested Share Units, and the Participant holding Vested Share Units shall be entitled to receive dividend equivalents on the outstanding Vested Share Units.

12. Recoupment of Awards. The Committee may require in any Grant Agreement that any current or former Participant reimburse the Company for all or any portion of any Award, terminate any outstanding, unexercised, unexpired or unpaid Award, rescind any exercise, payment or delivery pursuant to an Award or recapture any Company Stock (whether restricted or unrestricted) or proceeds from the Participant’s sale of Company Stock issued pursuant to an Award to the extent required by any recoupment or clawback policy adopted by the Committee in its discretion or to comply with the requirements of any applicable laws.

13. Continuing Securities Law Compliance. If at any time on or after the Effective Date, the requirements of any applicable federal or state securities laws should fail to be met, no shares of Company Stock issuable under Non-Option Awards shall be issued and no Options or Stock Appreciation Rights shall be exercisable until the Committee (or, with respect to a Director Award, the Board) has determined that these requirements have again been met. The Committee (or, with respect to a Director Award, the Board) may suspend the right to exercise an Option or Stock Appreciation Right at any time when it determines that allowing the exercise and issuance of Company Stock would violate any federal or state securities or other laws, and may provide that any time periods to exercise the Option or Stock Appreciation Right are extended during a period of suspension.

14. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on the date that immediately follows the tenth (10th) anniversary of the Effective Date. No new Awards shall be granted under the Plan after its termination. The Board may terminate the Plan at any time and may amend the Plan at any time in any respect as it shall deem advisable; provided that no change shall be made that increases the total number of shares of Company Stock reserved for issuance under the Plan (except pursuant to Section 15), materially modifies the requirements as to eligibility for participation in the Plan, or would otherwise be considered a material revision or amendment under Code section 422 or the listing standards of the principal exchange on which the Company Stock is traded, unless the change is approved by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and outstanding Awards with respect to Participants as it deems appropriate to ensure compliance with Rule 16b-3 and other applicable federal or state securities laws and to meet the requirements of the Code and applicable regulations or other generally applicable guidance thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant’s rights under an Award previously granted to him or her.

15. Change in Capital Structure.

(a) The Committee (or, with respect to a Director Award, the Board) shall proportionately adjust the number and kind of shares of stock or securities of the Company to be subject to the Plan and to Awards then outstanding or to be granted thereunder, the maximum number of shares or securities that may be delivered under the Plan (including the maximum limit on Non-Option Awards or Incentive Stock Options under Section 4), the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the exercise price of Options, the initial Fair Market Value of Company Stock under Stock Appreciation Rights, and other relevant terms of the Plan and any Awards whenever, in the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation, or other change in the Company’s corporate structure or capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), it deems any such adjustment necessary or desirable to preserve the intended benefits of the Plan and any outstanding Awards for the Company and the Participants. The Committee’s (or, with respect to a Director Award, the Board’s) determination in this regard shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option or Stock Appreciation Right or fractional cents with respect to the exercise price thereof, the Committee (or, with respect to a Director Award, the Board) shall round down the number of shares covered by the Option or Stock

Appreciation Right to the nearest whole share and round up the exercise price to the nearest whole cent.

(b) Notwithstanding anything in the Plan to the contrary, the Committee (or, with respect to a Director Award, the Board) may take the foregoing actions without the consent of any Participant, and its determination shall be conclusive and binding on all persons and for all purposes.

16. Corporate Events. In the event of a Change of Control as described in Sections 2(h)(i), (ii) or (iv), or if the Company is otherwise a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company’s outstanding stock by a single person or entity, or a sale or a transfer of substantially all of the Company’s assets occurs (in any such case, a “Corporate Event”), notwithstanding anything contained in the Plan to the contrary, the provisions of this Section 16 shall apply.

(a) Replacement Awards; No Immediate Vesting.

(i) An Award shall not vest upon the occurrence of a Change of Control and shall continue to the extent qualifying as a Replacement Award.

(ii) A “Replacement Award” includes an outstanding Award that continues upon and after the occurrence of a Change of Control and an Award provided to a Participant in replacement of an outstanding Award (such replaced Award, a “Replaced Award”) in connection with a Change of Control that satisfies the following conditions:

(A) It has a value at least equal to the value of the Replaced Award;

(B) It relates to publicly traded equity securities of the Company or its successor in the Change of Control or another entity that is affiliated with the Company or its successor following the Change of Control;

(C) Its other terms and conditions are not less favorable to the Participant than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change of Control); and

(D) Upon an involuntary termination of employment or separation from service of a Participant by the Company other than for Cause (and not due to Disability), or a voluntary termination of employment or separation from service by the Participant for Good Reason (if applicable), occurring on or during the period of twenty-four (24) months after the Change of Control, the Replacement Award, to the extent not vested and unrestricted as of such termination of employment or separation from service, shall become fully vested and (if applicable) exercisable and free of restrictions.

The Committee, as constituted immediately before the Change of Control, shall have the discretion to determine whether the conditions of this Section 16(a)(ii) are satisfied.

(b) Vesting if No Replacement Award. To the extent that a Replacement Award is not provided to the Participant, upon the occurrence of a Change of Control:

(i) Any and all Options and Stock Appreciation Rights granted hereunder shall become immediately exercisable;

(ii) Any restrictions imposed on Restricted Stock shall lapse and become freely transferable, and all other Awards shall become fully vested; and

(iii) Except as otherwise provided in a Grant Agreement, the payout opportunities attainable at target or, if greater, in the amount determined by the Committee to have been earned thereunder based on performance through the date of the Change of Control, under all outstanding Awards of performance-based Awards shall be deemed to have been earned for the entire performance period(s) as of the effective date of the Change of Control. The vesting of all such earned Awards shall be accelerated as of the effective date of the Change of Control, and in full settlement of such Awards, there shall be paid out in cash, or in the discretion of the Committee, in shares of Company Stock with a Fair Market Value equal to the amount of such cash.

Except as otherwise determined by the Committee, the foregoing provisions of this Section 16(b) shall apply, and a Participant’s outstanding Awards shall not become Replacement Awards, upon the occurrence of a Change of Control following an involuntary termination of employment or separation from service of the Participant by the Company other than for Cause (and not due to Disability), or a voluntary termination of employment or separation from service for Good Reason by the Participant (if applicable), occurring (A) at the request of a third party who was taking steps reasonably calculated to effect such Change of Control or (B) otherwise in contemplation of and within one hundred eighty (180) days before such Change of Control.

17. Dividend Equivalents. An Award may provide the Participant with dividends or dividend equivalents, payable in cash, shares of Company Stock, other securities or other property. In the event the Committee provides for dividends or dividend equivalents to be payable with respect to any Awards denominated in shares of Company Stock, any shares of Company Stock, cash or other property distributable as a dividend or otherwise with respect to such Awards as to which the restrictions have not yet lapsed (and/or performance goals have not been satisfied) shall be accumulated or credited, and shall be subject to the same restrictions and risk of forfeiture as such Awards with respect to which they relate and shall not be paid unless and only to the extent the underlying Awards vest or are earned. The total number of shares of Company Stock available for grant under Section 4(a) shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Company Stock or credited as Performance Shares or Performance Share Units. Notwithstanding the foregoing (but subject to Section 15), neither dividends nor dividend equivalents may be payable with respect to Options or Stock Appreciation Rights.

18. Administration of the Plan.

(a) The Plan shall be administered by the Committee. Subject to the express provisions and limitations set forth in this Plan or the Committee’s charter or as otherwise established by the Board, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

(i) to prescribe, amend and rescind policies relating to this Plan, and to interpret the Plan, including defining terms not otherwise defined;

(ii) to determine which persons are eligible Service Providers, to which of the Service Providers, if any, Incentive Awards shall be granted hereunder and the timing of any Incentive Awards;

(iii) to grant Incentive Awards to Service Providers and determine the terms and conditions thereof, including the number of shares of Company Stock subject to Incentive Awards and the exercise or purchase price of the shares of Company Stock and the circumstances under which Incentive Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance conditions (including Performance Goals), the occurrence of certain events, or other factors;

(iv) to establish or verify the extent of satisfaction of any Performance Goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Incentive Award;

(v) to prescribe and amend the terms of the Grant Agreements or other documents evidencing Incentive Awards made under this Plan (which need not be identical);

(vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 15;

(vii) to interpret and construe this Plan, any policies under this Plan and the terms and conditions of any Incentive Award granted hereunder, and to make exceptions to any provisions for the benefit of the Company;

(viii) to delegate, to the extent permitted by the New York Business Corporation Law and the Company’s Certificate of Incorporation and Bylaws, any portion of its authority under the Plan to make Incentive Awards to an executive officer of the Company, subject to any conditions that the Committee may establish (including but not limited to conditions on such officer’s ability to make awards to “executive officers” within the meaning of Section 16 of the Act); and

(ix) to make all other determinations deemed necessary or advisable for the administration of this Plan.

The Committee may amend the terms of previously granted Incentive Awards so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required if the amendment is for the purpose of complying with applicable provisions of the Code or any federal or state securities laws.

The Committee is prohibited from Repricing any Option or Stock Appreciation Right without the prior approval of the shareholders of the Company with respect to the proposed Repricing.

(b) The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by the Committee in writing or by electronic transmission or transmissions as permitted by the Bylaws of the Company, and any action so taken shall be fully effective as if it had been taken at a meeting.

(d) The Committee may delegate the administration of the Plan to an officer or officers of the Company, and such officer(s) may have the authority to execute and distribute agreements or other documents evidencing or relating to Incentive Awards granted by the Committee under this Plan, to maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Incentive Awards, to process or oversee the issuance of shares of Company Stock upon the exercise, vesting and/or settlement of an Incentive Award, to interpret the terms of Incentive Awards and to take any other actions as the Committee may specify, provided that in no case shall any such officer(s) be authorized to grant Incentive Awards under the Plan, except in accordance with Section 18(a)(viii) above. Any action by an administrator within the scope of its delegation consistent with this paragraph (d) shall be deemed for all purposes to have been taken by the Committee, and references in this Plan to the Committee shall include any such officer(s), provided that the actions and interpretations of any such officer(s) shall be subject to review and approval, disapproval or modification by the Committee.

19. Notice. All notices and other communications required or permitted to be given under the Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to the Company—at the principal business address of the Company to the attention of the Corporate Secretary of the Company; and (b) if to any Participant—at the last address of the Participant on file with (or in the business records of) the Company or as otherwise known to the sender at the time the notice or other communication is sent.

20. No Effect on Other Plans. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company or any Related Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

21. Interpretation. The Plan is intended to operate in compliance with the provisions of Rule 16b-3. The terms of the Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury of the United States or his or her delegate relating to the qualification of Incentive Stock Options under the Code. The Plan and the individual Awards under the Plan are intended to comply with any applicable requirements of Code section 409A and shall be interpreted in accordance with such requirements. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. The terms of the Plan shall be governed by the laws of the State of North Carolina.

22. Effective Date of the Plan; Limited Effect of Restatement. The Plan shall become effective as of October 29, 2020 subject to approval by the shareholders of the Company. Until (a) the Plan has been approved by the Company’s shareholders, and (b) the requirements of any applicable federal or state securities laws have been met, no shares of Company Stock issuable under Non-Option Awards shall be issued and no Options or Stock Appreciation Rights shall be exercisable that, in either case, are not contingent on the occurrence of both such events. This instrument amends and restates the Plan effective as of the Effective Date. Nothing in this instrument shall in any way change, alter or affect the terms of any award made under the Plan prior to the Effective Date of this amendment and restatement or the amount of any Plan benefit or payment due with respect to awards made under the Plan prior to such date.

IN WITNESS WHEREOF, the Company hereby adopts the Plan as of the Effective Date.

UNIFI, INC.

By:	/s/ EDMUND M. INGLE

Name:	Edmund M. Ingle

Title:	Chief Executive Officer